                                                                     EXHIBIT 1.4

                 FORM OF UNDERWRITING AGREEMENT (NON-ITERATIVE)

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                    Asset-Backed Notes, Series 20[__]-[____]

Initial Principal Amount        Class        Initial Pass-Through Rate
------------------------   ---------------   -------------------------
        $[____]            Class A-1 Notes             [___]%
        $[____]            Class A-2 Notes             [___]%
        $[____]            Class A-3 Notes             [___]%

                             UNDERWRITING AGREEMENT

                               [________], 20[__]

[Name of Underwriter,]
[as representative of the Underwriters ("Representative")]
[Address of Underwriter]

Ladies and Gentlemen:

     Residential Funding Mortgage Securities II, Inc., a Delaware corporation
(the "Company"), proposes to sell to you (also referred to herein as the
"Underwriter") Asset-Backed Notes, Series 20[__]-[____], Class A-1, Class A-2
and Class A-3 Notes (collectively, the "Notes"). The Collateral referred in the
Indenture (as defined below), consists primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four-family residential first lien and second lien mortgage loans (the "Mortgage Loans") as described in the Prospectus
Supplement (as hereinafter defined) to be sold by the Company.

     The Notes will be issued pursuant to an indenture, dated as of [_____] 1,
20[__] (the "Cut-off Date"), (the "Indenture") among the Company, as seller,
Residential Funding, as master servicer, and [__________], as trustee (the
"Trustee"). The Notes are described more fully in the Base Prospectus and the
Prospectus Supplement (each as hereinafter defined), which the Company has furnished to you.

     1. Representations, Warranties and Covenants.

          1.1 The Company represents and warrants to, and agrees with you that:

               (a) The Company has filed with the Securities and Exchange
     Commission (the "Commission") a registration statement (No. 333-[_____]) on
     Form S-3 for the registration under the Securities Act of 1933, as amended
     (the "Act"), of Asset-Backed Notes (issuable in series), including the
     Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore

     been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement (the
     "Prospectus Supplement"), to the prospectus dated [_____] [__], 20[__] (the
     "Base Prospectus"), relating to the Notes and the method of distribution thereof. Such registration statement (No. 333-[______]) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and
     the Base Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing
     Date (as defined herein) for use in connection with the offering of the
     Notes, are hereinafter called the "Prospectus." Any preliminary form of the
     Prospectus Supplement to be filed pursuant to Rule 424(b) is referred to as a "Preliminary Prospectus Supplement" and, together with the Base
     Prospectus, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, a "Preliminary
     Prospectus."

               (b) The Registration Statement has become effective, and the
     Registration Statement as of the effective date (the "Effective Date," as defined in this paragraph), and the Prospectus, as of the date of the
     Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the
     Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Issuer Free Writing Prospectus (as defined herein) as of its date did not, and the Approved Offering Materials (as defined herein) as of the date of the Approved Offering Materials did not and as of the Closing Date will not, and the Prospectus, as of the date of the Prospectus Supplement did not and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Residential
     Funding makes any representations or warranties as to the information contained in or omitted from the Registration Statement, the Approved
     Offering Materials or the Prospectus or any amendment thereof or supplement thereto relating to the information therein that is Excluded Information
     (as defined herein); and provided, further, that neither the Company nor
     Residential Funding makes any representations or warranties as to either
     (i) any information contained in any Underwriter Prepared Issuer FWP (as defined herein) or Underwriter Free Writing Prospectus (as defined herein)
     except, in each case, to the extent of (x) any information set forth therein that constitutes Pool Information (as defined below) or (y) any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus and included in any Underwriter
     Prepared Issuer FWP, or (ii) any information contained in or omitted from the portions of the Approved Offering Materials or Prospectus identified by underlining or other highlighting as shown in Exhibit F (the "Underwriter
     Information"). The Effective Date shall mean the earlier of the date on which the Prospectus Supplement is first used and the time of the first
     Contract of Sale (as defined herein) to which such Prospectus Supplement relates. The initial effective date of the Registration Statement was within three years of the Closing Date. If the third anniversary of the initial effective date occurs within six months after the Closing Date, the
     Company will use best efforts to take such action as may be necessary or appropriate to permit the public offering and sale

                                        2

     of the Notes as contemplated hereunder. The Company acknowledges that the
     Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus or the
     Prospectus, and the Underwriter confirms that the Underwriter Information is correct.

               (c) (i) "ABS Informational and Computational Materials" shall have the meaning given such term in Item 1101 of Regulation AB.

                    (ii) "Approved Offering Materials" means the Preliminary
          Prospectus.

                    (iii) "Contract of Sale" has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to
          Rule 159.

                    (iv) "Excluded Information" shall mean, with respect to (x)
          each of the Registration Statement, the Approved Offering Materials
          and the Prospectus, the information identified by underlining or other highlighting as shown on Exhibit E, and (y) each Underwriter Prepared
          Issuer FWP and each Underwriter Free Writing Prospectus, all information contained therein which is restated in, or is corrected and superseded by, the Approved Offering Materials.

                    (v) "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations.

                    (vi) "Issuer Free Writing Prospectus" shall mean any Free
          Writing Prospectus prepared by or on behalf of the Company and identified by the Company as an Issuer Free Writing Prospectus and
          relating to the Notes or the offering thereof.

                    (vii) "Issuer Information" shall mean any information of the type specified in clauses (1) - (5) of footnote 271 of Commission
          Release No. 33-8591 (Securities Offering Reform), other than
          Underwriter Derived Information. Consistent with such definition,
          "Issuer Information" shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Company's review of the materials pursuant to Section 4.4(e) below and, consistent with
          Securities Offering Reform Questions and Answers, November 30, 2005
          promulgated by the staff of the Commission, "Issuer Information" shall not be deemed to include any information in a Free Writing Prospectus solely by reason that the Underwriter has agreed not to use such Free
          Writing Prospectus without consent of the Company.

                    (viii) "Permitted Additional Materials" shall mean
          information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4.4(c) so long as any Issuer
          Information provided by the Underwriter pursuant to Section 4.4(c) is limited to information included within the definition of ABS
          Informational and Computational Materials, (y) that constitute Note price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the

                                        3

          Company has provided written consent to the Underwriter to include in a Free Writing Prospectus.

                    (ix) "Pool Information" means with respect to any Free
          Writing Prospectus, the information with respect to the
          characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company or Residential
          Funding to the Underwriter at the time most recent to the date of such
          Free Writing Prospectus.

                    (x) "Underwriter Derived Information" shall refer to
          information of the type described in clause (5) of footnote 271 of
          Commission Release No. 33-8591 (Securities Offering Reform) when prepared by the Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

                    (xi) "Underwriter Free Writing Prospectus" shall mean all
          Free Writing Prospectuses prepared by or on behalf of the Underwriter other than any Underwriter Prepared Issuer FWP, including any
          Permitted Additional Materials.

                    (xii) "Underwriter Prepared Issuer FWP" shall mean any Free
          Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information, including any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that contains only a description of the final terms of the Notes or of the offering of the Notes.

                    (xiii) "Written Communication" shall have the meaning given such term in Rule 405 of the 1933 Act Regulations.

               (d) The Company has been duly incorporated and is validly
     existing as a corporation in good standing under the laws of the State of
     Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

               (e) The Company was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) of the 1933 Act Regulations) of the
     Note is made an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations. The Company shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

               (f) This Agreement has been duly authorized, executed and
     delivered by the Company.

               (g) As of the Closing Date (as defined herein) the Notes will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the
     Indenture will be true and correct in all material respects.

                                        4

          1.2 Residential Funding represents and warrants to, and agrees with you that as of the Closing Date the representations and warranties of
Residential Funding in the Servicing Agreement will be true and correct in all material respects.

          1.3 The Underwriter represents and warrants to and agrees with the
Company and Residential Funding that:

               (a) [reserved].

               (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Notes remain outstanding.

               (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Notes remain outstanding.

               (d) [reserved].

               (e) [reserved].

               (f) The Underwriter hereby certifies that (i) with respect to any classes of Notes issued in authorized denominations or Percentage Interests of less than a notional amount of $2,000,000 or a Percentage Interest of
     20% the fair market value of each such Note sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000 and (ii) with respect to each class of Notes to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Notes sold to any person on the date of initial sale thereof by the Underwriter will not be less than the minimum denomination indicated for such class of Notes in the Prospectus Supplement.

               (g) The Underwriter will have funds available at [________], in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Notes is completed, except for the transfer of funds and the delivery of the Notes. Such funds will be available for immediate transfer into the account of Residential Funding maintained at such bank.

               (h) As of the date hereof and as of the Closing Date, the
     Underwriter has complied with all of its obligations hereunder and all
     Underwriter Prepared Issuer FWP and Underwriter Information are accurate in all material respects (taking into account the assumptions explicitly set forth in such Underwriter Prepared Issuer FWP, except for any Excluded
     Information and to the extent of (x) any errors therein that are caused by errors or omissions in the Pool Information) or (y) information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free
     Writing Prospectus and included in any Underwriter Prepared Issuer FWP. The
     Underwriter Prepared Issuer FWP delivered to the Company, if any, constitute a complete set of all Underwriter Prepared Issuer FWP furnished to any investor by the Underwriter in connection with the offering of any
     Notes.

                                        5

               (i) Prior to the Closing Date, the Underwriter shall notify the
     Company and Residential Funding of the earlier of (x) the date on which the
     Prospectus Supplement is first used and (y) the time of the first Contract of Sale to which such Prospectus Supplement relates.

          1.4 [reserved].

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Notes at a price equal to [_____]% of the aggregate note principal balance of the Notes as of the
Closing Date (as defined herein). There will be added to the purchase price of the Notes an amount equal to interest accrued thereon from the Cut-off Date up to but not including the Closing Date.

     3. Delivery and Payment. Delivery of and payment for the Notes shall be made at the office of [Issuer's Counsel] at 10:00 a.m., New York City time, on
[_________], 20[__] or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing
Date"). Delivery of the Series 20[__]-[____], Class A-1, Class A-2 and Class A-3
Notes shall be made to you through the Depository Trust Company ("DTC") (such
Notes, the "DTC Registered Notes").

     4. Offering by Underwriter.

          4.1 It is understood that you propose to offer the Notes for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations. Prior to the date of the first Contract of Sale made based on the
Approved Offering Materials, you have not pledged, sold, disposed of or otherwise transferred any Note, Mortgage Loans or any interest in any Note.

          4.2 It is understood that you will solicit offers to purchase the
Notes as follows:

          (a) Prior to the time you have received the Approved Offering
Materials you may, in compliance with the provisions of this Agreement, solicit offers to purchase Notes; provided, that you shall not accept any such offer to purchase a Note or any interest in any Note or Mortgage Loan or otherwise enter into any Contract of Sale for any Note, any interest in any Note or any Mortgage
Loan prior to your conveyance of Approved Offering Materials to the investor.

          (b) any Written Communication relating to the Notes made by an
Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Notes with the recipient shall prominently set forth the following statements (or a substantially similar statements approved by the Company):

          The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Notes, supersedes any information contained in any prior similar materials relating to the Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change.

                                        6

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Notes referred to in this free writing prospectus and to solicit an offer to purchase the Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Notes, until we have accepted your offer to purchase Notes.

          The Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Notes or any similar security and the underwriter's obligation to deliver such
          Notes is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Notes when, as and if issued by the issuer. You are advised that the terms of the
          Notes, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Notes may not be issued that have the characteristics described in these materials.
          The underwriter's obligation to sell such Notes to you is conditioned on the mortgage loans and Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such
          Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          4.3 It is understood that you will not enter into a Contract of Sale with any investor until the Approved Offering Materials have been conveyed to the investor with respect to the Notes which are the subject of such Contract of
Sale.

          4.4 It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses, subject to the following conditions:

               (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Notes, unless such Written Communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined in Section 1.1(c) above) consisting solely of (x) information of a type included within the definition of ABS
     Informational and Computational Materials (as defined below), (y) Permitted
     Additional Materials or (z) information accurately extracted from the
     Preliminary Prospectus Supplement or any

                                        7

     Issuer Free Writing Prospectus and included in any Underwriter Prepared
     Issuer FWP or any Underwriter Free Writing Prospectus.

               (b) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

               (c) It is understood and agreed that all information provided by the Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, or in any email or other electronic message provided to prospective investors, to the extent constituting a Free Writing
     Prospectus, shall be deemed for purposes of this Agreement to be an
     Underwriter Free Writing Prospectus and shall not be subject to the required consent of the Company set forth in the third sentence in Section
     4.4(e). In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless (i) such information or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared Issuer FWP in compliance with Section 4.4(e) or
     (ii) to the extent such information consists of the terms of the Notes, the final version of the terms of the Notes or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared Issuer FWP in compliance with Section 4.4(e).

               (d) All Free Writing Prospectuses provided to prospective
     investors, whether or not filed with the Commission, shall bear a legend including the following statement (or a substantially similar statement approved by the Company):

               "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A
               PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC)
               FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
               INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
               STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
               SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE
               OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
               EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
               DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
               OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF
               YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX] OR VIA EMAIL
               AT _____________.

                                        8

     Each of the Underwriter and the Company shall have the right to request additional specific legends or notations to appear on any Free Writing
     Prospectus and shall have the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the other (which shall not be unreasonably withheld).

               (e) The Underwriter shall deliver to the Company and its counsel
     (in such format as reasonably required by the Company), prior to the proposed date of first use thereof, (unless such timing requirement is waived by the Company), any Underwriter Prepared Issuer FWP (as defined above). To facilitate filing to the extent required by Section 5.10 or
     5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including
     Issuer Information. Consent to use of any Underwriter Prepared Issuer FWP
     must be given by the Company in written or electronic format before the
     Underwriter provides the Underwriter Prepared Issuer FWP to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the
     Underwriter shall not be required to deliver or obtain consent to use an
     Underwriter Prepared Issuer FWP to the extent that it does not contain substantive changes from or additions to any Underwriter Prepared Issuer
     FWP previously approved by the Company. In the event that the Underwriter uses any Underwriter Prepared Issuer FWP without complying with the foregoing requirements, that Underwriter Prepared Issuer FWP shall be deemed to be an Underwriter Free Writing Prospectus for purposes of Section
     7.1 and 7.2.

               (f) The Underwriter shall provide the Company with a letter from
     [__________], certified public accountants, prior to the Closing Date, satisfactory in form and substance to the Company, Residential Funding and their respective counsels and the Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature that is included in any Underwriter Prepared Issuer FWP, other than any Pool Information therein and any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free
     Writing Prospectus and included in such Underwriter Prepared Issuer FWP, is accurate except as to such matters that are not deemed by the Company and the Underwriter to be material. The foregoing letter shall be at the expense of the Underwriter.

               (g) None of the information in any Free Writing Prospectus may conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof.

               (h) The Company shall not be obligated to file any Issuer Free
     Writing Prospectuses that have been determined to contain any material error or omission unless such Issuer Free Writing Prospectus has been provided to a prospective investor, in which case, the Underwriter shall cooperate with the Company to prepare a corrective Issuer Free Writing
     Prospectus that the Underwriter will provide to any such prospective investor and the Company shall file to the extent required herein. In the event that the Underwriter becomes aware that, as of the date on which an investor entered into a Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material

                                        9

     fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective
     Free Writing Prospectus"), the Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

               (i) If the Underwriter does not provide any Free Writing
     Prospectuses to the Company pursuant to subsection (e) above, the
     Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that would constitute an Underwriter Prepared Issuer FWP.

               (j) In the event of any delay in the delivery by the Underwriter to the Company of any Underwriter Prepared Issuer FWP required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection
     (f) above, the Company shall have the right to delay the release of the
     Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file such Underwriter Prepared Issuer FWP by the time specified therein.

               (k) The Underwriter represents that it has in place, and
     covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Notes. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                    (i) any Free Writing Prospectus used by the Underwriter to solicit offers to purchase Notes to the extent not filed with the
          Commission;

                    (ii) regarding each Free Writing Prospectus delivered by the
          Underwriter to an investor, the date of such delivery and identity of such investor; and

                    (iii) regarding each Contract of Sale entered into by such
          Underwriter, the date, identity of the investor and the terms of such
          Contract of Sale, as set forth in the related confirmation of trade.

               (l) The Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Notes to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

               (m) The Underwriter shall not use any Free Writing Prospectus in connection with the solicitation of offers to purchase Notes from any prospective investor in a class of Notes with denominations of less than
     $25,000 or otherwise designated as a

                                       10

     "retail" class of Notes, and the Underwriter shall not authorize any such use of any Free Writing Prospectus by any dealer that purchases any such
     Notes from the Underwriter.

          4.5 You further agree that on or prior to the sixth day after the
Closing Date, you shall provide the Company with a Note, substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Notes, (a) if less than 10% of the aggregate note principal balance of such class of Notes has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Notes has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate note principal balance of such class of Notes, then the weighted average price at which the Notes of such class were sold expressed as a percentage of the note principal balance of such class of
Notes sold, or (c) the first single price at which at least 10% of the aggregate note principal balance of such class of Notes was sold to the public, (ii) the prepayment assumption used in pricing each class of Notes, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Notes to the extent such information can in the good faith judgment of the
Underwriter be determined by it.

          4.6 The Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, Underwriter shall deliver a printed or paper copy of such
Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the
Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company in a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format. The
Underwriter further agrees that (i) if it delivers to an investor the Prospectus in pdf format, upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the
Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the
Company any Underwriter Prepared Issuer FWP, or portions thereof, which the
Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Underwriter Prepared
Issuer FWP, or portions thereof, in either Microsoft Word(R) or Microsoft
Excel(R) format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

     5. Agreements. The Company and you agree as follows:

          5.1 Before amending or supplementing the Registration Statement or the
Prospectus with respect to the Notes, the Company will furnish you with a copy of each such proposed amendment or supplement.

          5.2 The Company will cause the Preliminary Prospectus and Prospectus
Supplement to be transmitted to the Commission for filing pursuant to Rule
424(b) under the Act by means reasonably calculated to result in filing with the
Commission pursuant to said rule.

                                       11

          5.3 If, during the period after the first date of the public offering of the Notes in which a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the
Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the
1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          5.4 If the Company or the Underwriter determines or becomes aware that any Written Communication (including without limitation any Approved Offering
Materials) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the
Company or the Underwriter may prepare corrective information with notice to the other party, and the Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of
Sale was entered into, and such information shall provide any such person with the following:

               (a) Adequate disclosure of the contractual arrangement;

               (b) Adequate disclosure of the person's rights under the existing
     Contract of Sale at the time termination is sought;

               (c) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

               (d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs incurred to the investor in connection with any such termination or reformation shall be subject to Sections 7.1 and 7.2, as applicable.

          5.5 The Company will furnish to you, without charge, a copy of the
Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request; provided, however, that if the Prospectus is not delivered with the confirmation in reliance on Rule 172, you will provide the notice specified in Section 4.6 in every confirmation and will deliver a paper copy of the prospectus to those investors that request a paper copy thereof.

          5.6 The Company agrees, so long as the Notes shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Notes, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section [__] of the Servicing Agreement and the annual statement of a firm of independent

                                       12

public accountants furnished to the Trustee pursuant to Section [__] of the
Servicing Agreement, as soon as such statements are furnished to the Company.

          5.7 The Company will endeavor to arrange for the qualification of the
Notes for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          5.8 If the transactions contemplated by this Agreement are consummated, the Company or Residential Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and
Residential Funding under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel)
reasonably incurred by you in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.7 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Notes.

          5.9 If, during the period after the Closing Date in which a prospectus relating to the Notes is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the
Registration Statement or preventing the offer and sale of the Notes is in effect, the Company will advise you of the issuance of such stop order.

          5.10 The Company shall file any Issuer Free Writing Prospectus, and any Underwriter Prepared Issuer FWP provided to it by the Underwriter under
Section 4.4, not later than the date of first use thereof, except that:

               (a) any Issuer Free Writing Prospectus or Underwriter Prepared
     Issuer FWP or portion thereof otherwise required to be filed that contains only (1) a description of the final terms of the Notes may be filed by the
     Company within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use, and (2) a description of the terms of the Notes that does not reflect the final terms after they have been established for all classes of all Notes is not required to be filed; and

               (b) if the Issuer Free Writing Prospectus or Underwriter Prepared
     Issuer FWP includes only information of a type included in the definition of ABS Informational and Computational Materials, the Company shall file the same within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to the filing of any Underwriter Prepared Issuer
FWP by the Company, the Underwriter must comply with its obligations pursuant to
Section 4.4 and that the Company shall not be required to file any Free Writing
Prospectus to the extent such Free

                                       13

Writing Prospectus includes information in a Free Writing Prospectus,
Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing
Prospectus previously filed with the Commission.

          5.11 The Underwriter shall file any Underwriter Free Writing
Prospectus that has been distributed by the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus
Supplement with the Commission pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that the
Underwriter shall not be required to file any Underwriter Free Writing
Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus
previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the
Commission.

          5.12 The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the
Company with respect to the offering of securities contemplated hereby
(including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

     6. Conditions to the Obligations of the Underwriter. The Underwriter's
obligation to purchase the Notes shall be subject to the following conditions:

          6.1 No stop order suspending the effectiveness of the Registration
Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and
the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

          6.2 Since December 1, 2005 there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

          6.3 The Company shall have delivered to you a certificate, dated the
Closing Date, of the President, a Senior Vice President or a Vice President of
the Company to the effect that the signer of such certificate has examined this
Agreement, the Approved Offering Materials, the Prospectus, the Trust Agreement,
the Servicing Agreement, the Indenture and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

               (a) the representations and warranties of the Company in this
     Agreement and in the Indenture are true and correct in all material respects; and

                                       14

               (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          6.4 Residential Funding shall have delivered to you a certificate, dated the Closing Date, of the President, a Managing Director, a Director or an
Associate of Residential Funding to the effect that the signer of such certificate has examined the Trust Agreement, the Servicing Agreement, the
Indenture and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential
Funding contained in the Servicing Agreement and in this Agreement are true and correct in all material respects.

          6.5 You shall have received the opinions of [___________], special counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in Exhibits A-1, A-2 and A-3, and the opinion of [__________], associate counsel for the Company and Residential
Funding, dated the Closing Date and substantially to the effect set forth in
Exhibit B.

          6.6 You shall have received a negative assurance letter regarding the
Preliminary Prospectus and Prospectus from [___________], special counsel for the Company and Residential Funding, in form satisfactory to you.

          6.7 The Underwriter shall have received from [___________], certified public accountants, (a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the
Prospectus Supplement under the captions "Description of the Home Loan Pool",
"Description of the Servicing Agreement", "Description of the Securities" and
"Certain Yield and Prepayment Considerations" agrees with the records of the
Company and Residential Funding excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 4.4(e).

          6.8 The Class A Notes shall have been rated "[____]" by [Fitch
Ratings, ("Fitch")] and [____] by [Standard & Poor's ("S&P")].

          6.9 You shall have received the opinion of [_________], counsel to the
Trustee, dated the Closing Date, substantially to the effect set forth in
Exhibit C.

          6.10 You shall have received the opinion of [_________], special
Minnesota tax counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit D.

          6.11 You shall have received from [_________], associate counsel to the Company, a reliance letter with respect to any opinions delivered to the rating agencies, or you shall have been listed as an addressee on any such opinions.

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

                                       15

     7. Indemnification and Contribution.

          7.1 The Company and Residential Funding, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement for the registration of the Notes as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Approved Offering Materials or the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in (x) any Underwriter
Prepared Issuer FWP or any Underwriter Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, that in either case was caused by any error or omission in any
Pool Information or (y) any information accurately extracted from the
Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus and
included in any Underwriter Prepared Issuer FWP or Underwriter Free Writing
Prospectus; except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Company pursuant to clause (i) of Section 7.2; provided, however, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information.

          7.2 You agree to indemnify and hold harmless the Company, Residential
Funding, their respective directors or officers and any person controlling the
Company or Residential Funding within the meaning of either Section 15 of the
Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of material fact contained in the Underwriter Information, or any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) caused by any untrue statement or alleged untrue statement of material fact contained in any
Underwriter Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) caused by any untrue statement or alleged untrue statement of material fact contained in any Underwriter Prepared Issuer FWP (except for any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free Writing
Prospectus and included in such Underwriter Prepared Issuer FWP), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which

                                       16

they were made, not misleading, (iv) caused by any Underwriter Prepared Issuer
FWP for which the conditions set forth in Section 4.4(e) above are not satisfied with respect to the prior consent by the Company, and (v) resulting from your failure to comply with Section 4.3 or failure to file any Underwriter Free
Writing Prospectus required to be filed in accordance with Section 5.11;
provided, however, that the indemnification set forth in clauses (ii) and (iii)
of this Section 7.2 shall not apply to the extent of any error or omission in any Underwriter Prepared Issuer FWP or any Underwriter Free Writing Prospectus
that was caused by any error or omission in any Pool Information unless you have failed to comply with Section 4.3 and such error was corrected in the Approved
Offering Materials; provided, further, that none of the Company, Residential
Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information. In addition, you agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential
Funding against any and all losses, claims, damages, liabilities and expenses
(including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Note resulting from incorrect information provided by the Underwriter in the certificates described in Section 4.5 hereof.

          7.3 In case any proceeding (including any governmental investigation)
shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or Section 7.2, such person (the
"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.
Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7.1 and by the Company or Residential Funding,
in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to

                                       17

the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or Section 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Residential Funding on the one hand and the
Underwriter on the other from the offering of the Notes but also the relative fault of the Company or Residential Funding on the one hand and of the
Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and
Residential Funding on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the
Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          7.5 The Company, Residential Funding and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.6 The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and Residential
Funding in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the
Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or
Residential Funding and (iii) acceptance of and payment for any of the Notes.

     8. Termination. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for

                                       18

any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company or Residential Funding will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Notes.

     9. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the
Company, Residential Funding or the officers of any of the Company, Residential
Funding, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the
Company or Residential Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Notes.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at [Underwriter's Name], [Underwriter's
Address], or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Mortgage Securities II, Inc., 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention:
President; or, if sent to Residential Funding will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Corporation, 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention:
President.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                                       19

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company,
Residential Funding and you.

                                        Very truly yours,

                                        RESIDENTIAL FUNDING MORTGAGE
                                        SECURITIES II, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RESIDENTIAL FUNDING CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

[UNDERWRITER]

By:
    ------------------------------------
Name:
Title:

                                   EXHIBIT A-1

                           Counsel to Company Opinion
                  Main Closing Opinion (Underwriting Agreement)

                                       A-1

                                   EXHIBIT A-2

                               Counsel to Company
               Negative Assurance Letter (Underwriting Agreement)

                                       A-2

                                   EXHIBIT A-3

                           Counsel to Company Opinion
                 Tax Disclosure Letter (Underwriting Agreement)

                                       A-3

                                    EXHIBIT B

                                In-House Opinion
                  Main Closing Opinion (Underwriting Agreement)

                                       B-1

                                    EXHIBIT C

                                   Opinion of
                               Counsel to Trustee

                                       C-1

                                    EXHIBIT D

                                   Opinion of
                         Special Counsel to the Company

                                       D-1

                                    EXHIBIT E

                              EXCLUDED INFORMATION

                                       E-1

                                    EXHIBIT F

                             UNDERWRITER INFORMATION

                                       F-1

                                    EXHIBIT G

                               UNDERWRITER'S NOTE

                                      G-1